N E W S   R E L E A S E



April 20, 2004                                         Direct Inquiries to:
                                                       Paul O. Koether, Chairman
                                                       (908)  234-0078



                  KENT FINANCIAL SERVICES ANNOUNCES STOCK SPLIT


     BEDMINSTER, NEW JERSEY - KENT FINANCIAL SERVICES, INC. (the "Company") (NASDAQ - KENT). The Company announced today it would split its stock two for one. The record date of the stock split will be April 30, 2004 and distribution date will be May 3, 2004. After the stock split, Kent will have 2,962,154 shares of common stock outstanding.

     The Board of Directors also reduced the previously authorized buyback of common shares to 200,000 post split shares.



















     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Kent cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.